Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-141830) on Form S-8 of Conmed Healthcare Management, Inc. of our report dated March 25, 2010, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Conmed Healthcare Management, Inc. for the year ended December 31, 2009.

Des Moines, Iowa
March 25, 2010

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of separate and independent legal entities.